                                    EX-4.4

                             STOCKHOLDERS AGREEMENT

     AGREEMENT dated as of January 28, 1994 and entered into by and among JACK C. WEST of 3207 Victoria Drive, Mt. Kisco, New York 10549 ("West"), The Trust Under Article 16 of the Will of W. Palmer Dixon, for the Benefit of Palmer Dixon and The Trust Under Article 16 of the Will of W. Palmer Dixon, for the Benefit of Peter T. Dixon (collectively "Dixon") and SCOTT and BETH
LEVY of                                        (collectively "Levy") (West,
Dixon and Levy are hereinafter collectively referred to as the "Stockholders"), and PURO CORPORATION OF AMERICA, a Delaware corporation (hereinafter the "Company").


                                  WITNESSETH:

     WHEREAS, the Company was incorporated under the laws of the State of Delaware on January 28, 1994; and

     WHEREAS, the total number of authorized shares of capital stock of the Company (hereinafter referred to as the "Stock") consists of two million (2,000,000) shares of common voting stock, $.01 par value (the "Common Stock" or the "Stock") and

     WHEREAS, two hundred fifty thousand (250,000) shares of the Company's Common Stock have been issued to West; and

     WHEREAS, four hundred eighty thousand (480,000) shares of the Company's Common Stock have been issued to Dixon; and

     WHEREAS, Dixon has acquired that certain Warrant to Purchase the Company's Common Stock dated January 28, 1994 (the "Warrant"); and

     WHEREAS, two hundred seventy thousand (270,000) shares of the Common Stock have been issued to Levy; and

     WHEREAS, the parties hereto desire to provide for the composition of the Board of Directors of the Company and certain other corporate matters concerning the orderly operation and management of the Company, and to set forth their respective rights and obligations in connection therewith; and

     WHEREAS, the parties agree that it is in the best interest of the Company that certain restrictions be imposed upon the Stockholders in the disposition of their respective stock holdings in the Company.

     NOW THEREFORE, in consideration of the mutual promises contained herein and of the mutual benefits to be gained by the performance thereof, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                                  MANAGEMENT

     A. During the term of this Agreement and for so long as they shall be Stockholders of any of the capital stock or options, warrants or other instruments granting the right to purchase any of the capital stock of the Company, the Stockholders agree that there shall be at lease four (4) members of the Board of Directors of the Company. The initial number of directors shall be four (4) with one (1) of the four (4) being Peter T. Dixon of New York, New York or his designee, one (1) of the four (4) being West and the remaining two (2) directors being Levy and/or his designees. If the number of directors is increased, the additional directors shall be allocated Pro Rata.

     B. The officers of the Company shall, as of the date hereof, be as follows:

               Chairman                       Peter T. Dixon

               Co-President and Co-Chief
                Executive Officer             Jack C. West

               Co-President and Co-Chief
                Executive Officer             Scott Levy

     C. During the term of this Agreement, the Stockholders agree to vote their shares in accordance with the terms of this Article and to likewise use their best efforts to cause the Board of Directors to act in accordance with this Article.

     D. During the term of this Agreement, the Stockholders agree that any action to be taken by the Board of Directors shall require a unanimous vote of the Directors.

     E. The Stockholders represent and warrant that they are not under any constraints, contractual or otherwise, against entering into this Agreement or performing or fulfilling the obligations and services contemplated hereunder.

                                   ARTICLE II

                   TRANSFER OF STOCKHOLDER'S STOCK DURING LIFE

     A. No Stockholder's Stock shall, either voluntarily or involuntarily, be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, except in the manner and upon the terms provided in this Agreement, and any transfer not in compliance with the terms herewith shall be void and shall not be recognized by this Company or its transfer agent.

     B. Subject to any restrictions imposed by the Securities Act of 1933, as amended, and the regulations promulgated thereunder (hereinafter the "Act"), the Shares and such shares hereafter acquired by Dixon pursuant to the Warrant shall be freely transferable in whole or in part.

     C. (1) No Stockholder shall sell, assign, transfer, mortgage, alienate or in any way encumber or dispose of any of the shares of Stock which he or it now owns or which he or it may hereafter acquire nor attempt to so transfer or encumber such Stock in any manner whatsoever, without first giving the other Stockholders thirty (30) days notice in writing of the proposed transfer (hereinafter the "Transfer Notice"). Such Transfer Notice shall contain the name of the proposed recipient, the number and class of shares involved and the proposed purchase price and terms.

         (2) The non-selling Stockholder (the "Optionee") shall have an option to purchase any part or all of the Stock proposed for transfer, which option shall continue for a period of thirty (30) days after receipt of the Transfer Notice pursuant to subsection (1) of this paragraph. The exercise of such option shall be in writing. The purchase price and terms of such option shall be no less favorable than those set forth in the Transfer Notice.

         (3) If the Optionee has not exercised its own option as set forth hereinabove, then the transfer as contemplated in subsection (1) may proceed in whole and not in part, provided that it shall be consummated to the same proposed purchaser, on the same terms and at the same price stated in the Transfer Notice, and that prior to the effectiveness of such transfer, the transferee shall sign an agreement in form acceptable to the attorneys for the selling Stockholder, the Optionee and the Company, agreeing to be bound by the terms of this Agreement. If said transfer is not completed within thirty (30) days of the expiration of the Optionee's option or the declination by the Optionee to exercise said option, whichever is earlier, then the Optionee shall have a second option to purchase any or all of the Stock proposed for transfer, which option shall continue for a period of thirty (30) days. The exercise, purchase price and transfer of said second option shall be as set forth in paragraph C (2) hereinabove.

                                  ARTICLE III

                TRANSFER IN THE EVENT OF DEATH, PERMANENT DISABILITY

                           OR CESSATION OF EMPLOYMENT

     In the event of the death, dissolution or permanent disability of any Stockholder, or in the event of the cessation of the employment of West or Levy by the Company, then the other Stockholders shall have an option to purchase, pro rata, all of the Stock owned by said Stockholder and the purchase price shall be as set forth in Article V. Said option shall be exercised in writing within a period of thirty (30) days after such other Stockholders receive written notice of such death, permanent disability or cessation or employment. In the event that either optionee elects not to purchase any or all of the Stock available pursuant to his or its option, then the other optionee shall have an option to purchase such Stock upon the same terms and conditions as in the original option, said option to be exercised within fifteen (15) days of the expiry of the original option.

                                 ARTICLE IV

                             INVOLUNTARY TRANSFER

     In the event of the voluntary or involuntary bankruptcy or insolvency of any Stockholder, or the attachment of or execution or levy against any Stockholder's Stock, or the sale of pledged stock, or in the event that said Stock is subject to a judicial sale under the laws of any local, state or federal government, or in the event that the Stock standing in the name of any

Stockholder, or any part thereof, is to be transferred out of the name of such Stockholder by any legal action brought by such Stockholder's spouse, then in any such event, the Company shall give written notice to the other Stockholders (the "Optionees") immediately after the Company is made aware of such actual, pending or threatened action and, the Optionees shall have an option to purchase, pro rata, said Stock or the part thereof that is subject to any such transfer or legal action. Said option shall be exercised in writing within a period of thirty (30) days after the Optionees have received written notice of the transfer or legal action. Upon exercise of the option, the purchase price and terms of payment shall be as set forth in Article V. In the event that either Optionee elects not to exercise all or any portion of his or its Option, then the other Optionee shall have an option to purchase the Stock not purchased by the other Optionee, upon the same terms and conditions as in the Original Option, said option to be exercised within fifteen (15) days of the expiry of the previous option.

                                    ARTICLE V
                                  PURCHASE PRICE
     For purposes of Articles III an IV hereof, the Optionees shall pay to the selling stockholder, his personal representatives or transferees a purchase price determined as follows:

          (1) The Optionees or their estate or personal representatives as the case may be, and the other

     Stockholder shall each select an appraiser within 30 days of the date of death, cessation of employment or involuntary transfer, each of whom shall be a member or employee of a certified public accounting or securities brokerage firm of national reputation, in order to determine a purchase price for the Stock.

          (2) If the two appraisers cannot agree upon a purchase price for the Stock within 90 days, then the two appraisers shall, as soon as practicable thereafter, select a third appraiser, who shall have the same qualifications as above stated. The third appraiser shall confer with the two other appraisers and a decision of two of the three of them with respect to said purchase price shall be made within a 30 day period after designation of the third appraiser. The decision shall be final, binding and non-appealable and shall be enforceable by either party in any court of competent jurisdiction.


                                   ARTICLE VI
                         ENDORSEMENT OF STOCK CERTIFICATES
     All of the stock certificates owned by the Stockholders and any additional stock certificates hereafter issued shall be submitted to the Secretary of the Company to be endorsed substantially in the following form:


          "Any sale, assignment, transfer, pledge, encumbrance or other disposition of the shares of stock represented by this certificate is restricted by, and subject to, the terms of a Stockholders Agreement
     dated January   , 1994 and entered into by and among Jack C. West, The
     Trust Under Article 16 of the Will of W. Palmer Dixon, for the Benefit of Palmer Dixon and The Trust Under Article 16 of the Will of W. Palmer Dixon, for the Benefit of Peter T. Dixon, Scott and Beth Levy and Puro Corporation of America. A copy of said agreement is on file with the Secretary of the Company. By acceptance of this certificate, the holder hereof agrees to be bound by the terms, including those relating to transferability, of said agreement."

                                  ARTICLE VII
                                FINANCIAL RECORDS
     The Company's books shall be kept at the principal office of the Company, and the said books shall, during normal business hours, be open to inspection and copying by any Stockholder a party hereto, or his or its duly appointed agent.

                                  ARTICLE VIII
                                 PUBLIC OFFERING
     Notwithstanding anything contained herein to the contrary, this Agreement shall be null, void and of no further effect if and when a registration statement seeking registration of any of the securities of the Company for an initial public offering thereof pursuant to the Act is filed with the United States Securities and Exchange Commission and becomes effective.

                                 ARTICLE IX
                         AMENDMENT OR ALTERATION
     No amendment or alteration of the terms of this agreement shall be valid unless made in writing and signed by all of the parties hereto.

                                 ARTICLE X
                      CHOICE OF LAW; JURISDICTION
     This agreement shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

     The Stockholders hereby consent to submit themselves to the jurisdiction of the United States District Court for the Southern District of New York and the Courts of the State of New York in connection with any disputes which may arise hereunder. The Company hereby consents to service of process in the State of New York by naming the Secretary of State of the State of New York as agent for service of process. Such submission to jurisdiction and consent to service of process is nonexclusive of any other jurisdiction or manner of service in which or by which personal jurisdiction over the Original Stockholder may be obtained.

                                    ARTICLE XI
                                  BINDING EFFECT
     The terms of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, personal representatives, successors and assigns and the holders from time to time of any of the Stock.

                                    ARTICLE XII
                                      NOTICES
     All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if sent prepaid and actually received by telecopier, certified mail, overnight delivery service or courier service addressed to the respective parties as indicated below.

Any party may change its notice instructions by giving notice thereof, in writing, to the other parties.

To the Company:          Puro Corporation of America
                         56-45 58th Street
                         Maspeth, NY 11378

                         Attention: Jack C. West,
                                    President

With a copy to:          Epstein, Becker & Green
                         250 Park Avenue, 14th Floor
                         New York, NY 10177

                         Attention: Bernice K. Leber, Esquire

To Jack C. West:         Mr. Jack C. West
                         3207 Victoria Drive
                         Mt. Kisco, NY 10549

To Dixon:                c/o Peter T. Dixon
                         79 East 79th Street
                         New York, New York 10021-0202

With a copy to:          Bruce L. Lev, Esquire
                         Lev, Spalter & Berlin, P.C.
                         105 Rowayton Avenue
                         Rowayton, CT 06853

To Levy:                 Scott and Beth Levy

With a copy to:          Frederick A. Rossetti, Esquire
                         Segan, Culhane, Nemerov & Singer
                         112 Madison Avenue
                         New York, NY 10018

or the residence of the legal representative of the estate of a deceased Stockholder.

                                  ARTICLE XIII
                          PARTIES RIGHTS ARE CUMULATIVE
     The rights and remedies granted hereunder to each party are cumulative and in addition to any rights and remedies granted to said party under any other agreement to which they are parties.

                                   ARTICLE XIV
                                WAIVER OF BREACH
     No failure on the part of any party hereto to enforce the breach of any of the obligations, agreements or conditions hereunder shall be construed as a waiver of such breach or any subsequent performance hereunder unless such waiver shall be in writing signed by the party to whom such obligation or compliance is owed.

                                   ARTICLE XV
                                      USAGE
     Any term used in the singular or plural, or masculine, feminine or neuter forms shall be singular or plural, and masculine, feminine or neuter as proper reading requires.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.


WITNESSES:

Attest:                                PURO CORPORATION OF AMERICA
                                       a Delaware Corporation


                                       By: /s/ Scott Levy & Jack C. West
----------------------------------         -----------------------------------
Its Secretary                              Its Co-Presidents
Hereunto Duly Authorized                   Hereunto Duly Authorized

                                       /s/ Jack C. West
----------------------------------     -----------------------------------
                                       Jack C. West
----------------------------------

                                       The Trust Under Article 16 of the
                                       Will of W. Palmer Dixon, for the
                                       Benefit of Palmer Dixon and The Trust
                                       Under Article 16 of the Will of W.
                                       Palmer Dixon, for the Benefit of
                                       Peter T. Dixon


                                       By: /s/ Peter T. Dixon Trustee
----------------------------------         -----------------------------------
                                           Peter T. Dixon,
                                           Hereunto Duly Authorized
----------------------------------


                                       /s/ Scott Levy
----------------------------------     ---------------------------------------
                                           Scott Levy


                                       /s/ Beth Levy
----------------------------------     ---------------------------------------
                                           Beth Levy

                              FIRST AMENDMENT TO
                            STOCKHOLDERS AGREEMENT

     FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT dated as of October 16, 1995 and entered into by and among JACK C. WEST of 3207 Victoria Drive, Mt. Kisco, New York 10549 ("West"), THE TRUST UNDER ARTICLE 16 OF THE WILL OF W. PALMER DIXON, FOR THE BENEFIT OF PALMER DIXON (the "Palmer Trust"), THE TRUST UNDER
ARTICLE 16 OF THE WILL OF W. PALMER DIXON, FOR THE BENEFIT OF PETER T. DIXON (the "Peter Trust"), PETER T. DIXON, individually ("Dixon"), of 79 East 79th Street, New York, New York 10021-0202 and SCOTT and BETH LEVY of Morewood Oaks, Port Washington, New York 11050 (together "Levy", along with West, the Palmer Trust, the Peter Trust and Dixon are hereinafter collectively referred to as the "Stockholders") and THE PURO CORPORATION OF AMERICA, a Delaware corporation (hereinafter the "Company").

                              W I T N E S S E T H :

     WHEREAS, the Company was incorporated under the laws of the State of Delaware on January 7, 1994; and
     WHEREAS, the total number of authorized shares of capital stock of the Company consists of two million (2,000,000) shares of common voting stock, $.01 par value (the "Common Stock" or the "Stock"); and
     WHEREAS, the Stockholders and the Company entered into that certain Stockholders Agreement dated as of January 28, 1994; and
     WHEREAS, pursuant to that certain Stock Purchase Agreement between the Palmer Trust, the Peter Trust, Dixon and the Company of even date, the Palmer Trust, the Peter Trust and Dixon purchased an aggregate of one hundred twenty five thousand (125,000) shares of Common Stock as set forth below; and

     WHEREAS, the Stockholders and the Company desire to amend said Stockholders Agreement pursuant to the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the mutual promises contained herein and of the mutual benefits to be gained by the performance thereof, the parties hereto do hereby agree as follows:
     1. The Stockholders of the Company and their respective holdings are as follows:


Shareholders                                     Number of Shares
------------                                     ----------------
Peter T. Dixon Trust                               302,500
W. Palmer Dixon Trust                              252,500
Peter T. Dixon, Individually                        50,000
Scott & Beth Levy                                  270,000
Jack C. West                                       250,000
                                                 ---------
Total Issued Shares                              1,125,000
                                                 ---------
                                                 ---------

     2. Dixon hereby agrees to be bound by and to comply with the terms and conditions of the Stockholders Agreement as same may be amended from time to time for so long as he shall own Stock.

     3. All other terms set forth in the Stockholders Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

WITNESSES:

Attest:                                          PURO CORPORATION OF AMERICA,
                                                 a Delaware Corporation

                                                 By:/s/ Jack C. West
------------------------                            -------------------------
                                                    Jack C. West
Its Secretary                                       Its Co-President
Hereunto Duly Authorized                            Hereunto Duly Authorized

                                                 By:/s/ Scott Levy
------------------------                            -------------------------
                                                    Scott Levy
Its Secretary                                       Its Co-President
Hereunto Duly Authorized                            Hereunto Duly Authorized

                                                 /s/ Jack C. West
------------------------                         ----------------------------
                                                 Jack C. West

------------------------                         The Trust Under Article 16 of
                                                 the Will of W. Palmer Dixon,
                                                 for the Benefit of Palmer
                                                 Dixon and The Trust Under
                                                 Article 16 of the Will of W.
                                                 Palmer Dixon, for the Benefit
                                                 of Peter T. Dixon

                                                 By:/s/ Peter T. Dixon
------------------------                            -------------------------
                                                    Peter T. Dixon
                                                    Hereunto Duly Authorized
------------------------

                                                 /s/ Peter T. Dixon
-------------------------                        ----------------------------
                                                 Peter T. Dixon
-------------------------

                                                 /s/ Scott Levy
-------------------------                        ----------------------------
                                                 Scott Levy
-------------------------

                                                  /s/ Beth Levy
-------------------------                         ----------------------------
                                                  Beth Levy

                               SECOND AMENDMENT TO
                             STOCKHOLDERS AGREEMENT
                             ----------------------

    SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT dated as of December 29, 1995 and entered into by and among JACK C. WEST of 3207 Victoria Drive, Mt. Kisco, New York 10549 ("West"), THE TRUST UNDER ARTICLE 16 OF THE WILL OF W. PALMER DIXON, FOR THE BENEFIT OF PALMER DIXON (the "Palmer Trust"), THE TRUST UNDER
ARTICLE 16 OF THE WILL OF W. PALMER DIXON, FOR THE BENEFIT OF PETER T. DIXON (the "Peter Trust"), PETER T. DIXON, individually ("Dixon"), of 79 East 79th Street, New York, New York 10021-0202, SCOTT and BETH LEVY of 32 Morewood Oaks, Port Washington, New York 11050 (together "Levy"), and WILMER THOMAS of
272 Undermountain Road, Salisbury, Connecticut 06068 ("Thomas", along with West, the Palmer Trust, the Peter Trust, Dixon and Levy are hereinafter collectively referred to as the "Stockholders") and THE PURO CORPORATION OF AMERICA, a Delaware corporation (hereinafter the "Company").

                                  WITNESSETH:

    WHEREAS, the Company was incorporated under the laws of the State of Delaware on January 7, 1994; and

    WHEREAS, the total number of authorized shares of capital stock of the Company consists of two million (2,000,000) shares of common voting stock, $.01 par value (the "Common Stock" or the "Stock"); and

    WHEREAS, the Stockholders (other than Thomas and Dixon) and the Company entered into that certain Stockholders Agreement dated as of January 28, 1994; and

    WHEREAS, the Stockholders (other than Thomas) and the Company entered into that certain First Amendment to Stockholders Agreement dated as of October 16, 1995; and

    WHEREAS, pursuant to that certain Stock Purchase Agreement between Thomas and the Company of even date, Thomas purchased an aggregate of one hundred twenty five thousand (125,000) shares of Common Stock; and

    WHEREAS, the Stockholders and the Company desire to amend said Stockholders Agreement pursuant to the terms and conditions set forth herein.

    NOW THEREFORE, in consideration of the mutual premises contained herein and of the mutual benefits to be gained by the performance thereof, the parties hereto do hereby agree as follows:

    1. The Stockholders of the Company and their respective holdings are as follows:

SHAREHOLDERS                          NUMBER OF SHARES
------------                          ----------------
Peter T. Dixon Trust                       302,500
W. Palmer Dixon Trust                      252,500
Peter T. Dixon, Individually                50,000
Scott & Beth Levy                          270,000
Jack C. West                               250,000
Wilmer Thomas                              125,000
                                           -------
Total Issued Shares                      1,250,000
                                         =========

    2. Thomas hereby agrees to be bound by and to comply with the terms and conditions of the Stockholders Agreement as same has been and may be amended from time to time for so long as he shall own stock.

    3. In the event that a registration statement filed with the United States Securities and Exchange Commission seeking registration of any of the securities of the Company for an initial public offering thereof pursuant to the Securities Act of 1933, as amended, does not become effective on or before December 31, 1996, then Paragraph A of Article I of the Stockholders Agreement shall terminate and be of no further effect.

    4. All other terms set forth in the Stockholders Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

WITNESSES:
Attest:                                  PURO CORPORATION OF AMERICA,
                                         a Delaware Corporation

                                         By: /s/ JACK C. WEST
------------------------                     -------------------------
                                             Jack C. West
Its Secretary                                Its Co-President
Hereunto Duly Authorized                     Hereunto Duly Authorized

                                         By: /s/ SCOTT LEVY
------------------------                     -------------------------
                                             Scott Levy
Its Secretary                                Its Co-President
Hereunto Duly Authorized                     Hereunto Duly Authorized

                                         /s/ JACK C. WEST
------------------------                 -----------------------------
                                         Jack C. West


------------------------
                                         The Trust Under Article 16 of
                                         the Will of W. Palmer Dixon,
                                         for the Benefit of Palmer
                                         Dixon and The Trust Under
                                         Article 16 of the Will of W. Palmer
                                         Dixon, for the Benefit
                                         of Peter T. Dixon

                                         By: /s/ PETER T. DIXON
------------------------                     -------------------------
                                             Peter T. Dixon
                                             Hereunto Duly Authorized

------------------------

                                         /s/ PETER T. DIXON
------------------------                 -----------------------------
                                         Peter T. Dixon

------------------------

                             THIRD AMENDMENT TO
                           STOCKHOLDERS AGREEMENT
                   (AMENDMENT RE: EDBERG STOCK PURCHASE)


     THIRD AMENDMENT TO STOCKHOLDERS AGREEMENT dated as of May 1, 1996 and entered into by and among Jack C. West of 3207 Victoria Drive, Mt. Kisco, New York 10549 ("West"), The Trust Under Article 16 of the Will of W. Palmer Dixon, for the Benefit of Palmer Dixon (the "Palmer Trust"), The Trust Under
Article 16 of the Will of W. Palmer Dixon, for the Benefit of Peter T. Dixon (the "Peter Trust"), Peter T. Dixon, individually ("Dixon"), of 79 East 79th Street, New York, New York 10021-0202 and SCOTT and BETH LEVY of 32 Morewood Oaks, Port Washington, New York 11050 (together "Levy"), Thomas Limited Partnership of 272 Undermountain Road, Salisbury, Connecticut 06068 ("Thomas") and Edberg Associates Limited Partnership, a Connecticut Limited Partnership with an address of 356 Woodland Lane, Orange, Connecticut 06477 ("Edberg", along with West, the Palmer Trust, the Peter Trust, Dixon, Levy and Thomas are hereinafter collectively referred to as the "Stockholders"), and PURO WATER GROUP, INC., formerly known as PURO CORPORATION OF AMERICA, a Delaware corporation (hereinafter the "Company").

                           W I T N E S S E T H:

     WHEREAS, the Company was incorporated under the laws of the State of Delaware on January 7, 1994; and

     WHEREAS, the total number of authorized shares of capital stock of the Company consists of ten million (10,000,000) shares of common voting stock, $0.01 par value (the "Common Stock" or the "Stock"); and

     WHEREAS, the Stockholders other than (Edberg) and the Company entered into that certain Stockholders Agreement dated as of January 28, 1994, as amended by that certain First Amendment to Stockholders Agreement dated as of October 16, 1995 and that certain Second Amendment to Stockholders Agreement dated as of December 29, 1995 (the "Stockholders Agreement"),

     WHEREAS, pursuant to that certain Stock Purchase Agreement between Edberg and the Company of even date, Edberg purchased an aggregate of Two Hundred Thousand (200,000) shares of Common Stock as set forth below; and

    WHEREAS, the Stockholders and the Company desire to amend said Stockholders Agreement pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual promises contained herein and of the mutual benefits to be gained by the performance thereof, the parties hereto do hereby agree as follows:

     1. The Stockholders of the Company and their respective holdings are as follows:

Shareholders                               Number of Shares
------------                               ----------------

Peter T. Dixon Trust                           968,000
W. Palmer Dixon Trust                          808,000
Peter T. Dixon, Individually                   160,000
Scott & Beth Levy                              864,000
Jack C. West                                   800,000
Thomas Limited Partnership                     400,000
Edberg Associates Limited Partnership          200,000
                                             ---------
Total Issued Shares                          4,200,000
                                             ---------
                                             ---------

     2. Edberg individually hereby agrees to be bound by and to comply with the terms and conditions of the Stockholders Agreement as same has been and may be amended from time to time for so long as it shall own stock.

     3. Paragraph I.A. of the Stockholders Agreement is hereby amended by deleting the last sentence thereof.

     4. TAG-ALONG RIGHTS

        4.1 TAG-ALONG RIGHTS

            (a) If at any time prior to three years after the completion of a public offering of its shares a Shareholder (or Shareholders), (the "Selling Shareholder"), receives a bona fide third party offer (including, without limitation, any such offer from another Shareholder) in writing (a "Bona Fide Offer") which the Selling Shareholder desires to accept, to purchase any or all of the Shares owned by the Selling Shareholder (the "Offered Shares"), then the Selling Shareholder shall give the Company and the other Shareholders (each other Shareholder, an "Offeree") written notice (the "Selling Shareholder Notice") of (i) the name and address of the person who made the Bona Fide Offer (the "Proposed Transferee"), (ii) the number of shares of Common Stock to be purchased, (iii) the price per share of Common Stock to be paid, (iv) the terms and conditions of payment offered by the Proposed Transferee, (v) the date and location of, and procedures for selling Shares to the Proposed Transferee and (vi) a representation that the Proposed Transferee has been informed of the Tag-Along Right provided for in this Section 4.1 and has agreed to purchase shares of Common Stock in accordance with the terms hereof.

          (b) Each Offeree shall have the right (the "Tag-Along Right") to require the Proposed Transferee to purchase from him up to the number derived by multiplying (i) the aggregate number of shares of Common Stock the Proposed Transferee is willing to acquire by (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock owned by such Offeree, and the denominator of which is the aggregate number of shares of Common Stock owned by the Selling Shareholder plus the aggregate number of shares of Common Stock owned by all Offerees who validly exercise their respective Tag-Along Rights. Any shares of Common Stock purchased from an Offeree pursuant to this Section 4.1 shall be paid for at the same price per Share and upon the same terms and conditions as are received by the Selling Shareholder for his Shares. The number of Shares to be Transferred by the Selling Shareholder to the Proposed Transferee shall be reduced by the number of Shares to be sold by the Offerees pursuant to this Section 4.1

          (c) The Tag-Along Right shall be exercised by delivery of a written notice to the Selling Shareholder (the "Tag-Along Acceptance Notice") within 15 days following receipt of the Selling Shareholder Notice. The Tag-Along Acceptance Notice shall state (i) the number of shares of Common Stock that the Offeree proposed to include in such Transfer to the Proposed Transferee, which number shall not exceed the maximum number of shares of Common Stock which such Offeree would be entitled to include if all Offerees elected to participate in the Transfer to the fullest extent possible, determined as aforesaid, and (ii) whether the Offeree would prefer to include additional shares of Common Stock in the Transfer in the event that some Offerees choose not to so participate and, if so, the aggregate number of such additional Shares.

          (d) Within 45 days of the dispatch of the Selling Shareholder Notice to the Offerees, the Selling Shareholder shall deliver to each Offeree who validly exercises his Tag-Along Right a notice setting forth the number of shares of Common Stock that such Offeree will be entitled to include and the delivery instructions and procedures required to effectuate the Transfer. In the event that any Offeree does not choose to participate in the Transfer to the fullest extent possible, the right to include Shares that such Offeree would have been entitled to include but chose to exclude shall be apportioned among the Selling Shareholder and the other participating Offerees ratably on the basis of (A) in the case of the Selling Shareholder, the amount by which the total number of Shares to be included in the Transfer exceeds the number the Selling Shareholder would have been entitled to include had all Offerees chosen to participate to the fullest extent possible, and (B) in the case of the participating Offerees, the amounts designated by them in the Tag-Along Acceptance Notice as described in clause (ii) of Section 4.1(c) hereof.

          (e) If the Proposed Transferee does not purchase shares of Common Stock from the Offerees who validly exercise their respective Tag-Along Rights at the same price and on the same terms and conditions as the Proposed Transferee purchases from the Selling Shareholder, then the Selling Shareholder shall not be permitted to Transfer any shares of Common Stock to the Proposed Transferee in the proposed Transfer. The Selling Shareholder and the Offerees who validly exercise their respective Tag-Along Rights shall have the right, for a 150 day period following the dispatch of the Selling Shareholder Notice, to Transfer to the Proposed Transferee the shares of Common Stock proposed to be transferred on terms and conditions no more favorable to the Selling Shareholder and such Offerees than those stated in the Selling Shareholder Notice. Any shares of Common Stock which continue to be held by the Selling Shareholder or any such Offerees after the earlier of the consummation of the proposed Transfer or the expiration of such 150-day period shall again be subject to the provisions of this Section 4.1.

     4.2. COSTS.

          All reasonable costs and expenses incurred by any seller in connection with a Transfer under Section 4.1 hereof, including without limitation all reasonable attorneys' fees, costs and disbursements and any reasonable finders' fees or brokerage commissions, shall be allocated PRO RATA among the Shareholders transferring Shares in such Transfer, with each bearing that portion of such costs and expenses equal to the aggregate of such costs and expenses multiplied by a fraction, the numerator of which is the amount of the gross proceeds received by such Shareholder from such Transfer, and the denominator of which is the total amount of the gross proceeds received by all Shareholders from such Transfer.

     5. PREEMPTIVE RIGHTS.

        5.1. GRANT AND EXERCISE OF PREEMPTIVE RIGHT.

             (a) The Company will not issue or sell to the Shareholders or any third party, any shares of Common Stock or any options, warrants or other rights to purchase or subscribe for such shares of Common Stock or any securities convertible into or exchangeable for such shares of Common Stock ("Newly Issued Shares") unless prior to the issuance or sale of such Newly Issued Shares each Shareholder shall have been given the opportunity (such opportunity being herein referred to as the

"Preemptive Right") to purchase (on the same terms as such Newly Issued Shares are proposed to be sold) the same proportion of such Newly Issued Shares being issued or offered for sale by the Company as (x) the number of Shares of Common Stock (calculated on a fully diluted basis) held by such Shareholder on the day preceding the date of the Preemptive Notice (as defined herein), bears to (y) the total number of Shares of Common Stock (calculated on a fully diluted basis) outstanding on that day.

             (b) Prior to the issuance or sale by the Company of any Newly Issued Shares, the Company shall give written notice thereof (the "Preemptive Notice") to each Shareholder. The Preemptive Notice shall specify (i) the name and address of the bona fide investor to whom the Company proposes to issue or sell Newly Issued Shares, (ii) the total amount of capital to be raised by the Company pursuant to the issuance or sale of Newly Issued Shares, (iii) the number of shares of such Newly Issued Shares proposed to be issued or sold, (iv) the price and other terms of their proposed issuance or sale, (v) the number of such Newly Issued Shares which such Shareholder is entitled to purchase (determined as provided in subsection (a) above), and
(vi) the period during which such Shareholder may elect to purchase such Newly Issued Shares, which period shall extend for at least thirty (30) days following the receipt by such

Shareholder of the Preemptive Notice (the "Preemptive Acceptance Period"). Each Shareholder who desires to purchase Newly Issued Shares shall notify the Company within the Preemptive Acceptance Period of the number of Newly Issued Shares he wishes to purchase, as well as the number, if any, of additional Newly Issued Shares he would be willing to purchase in the event that all of the Newly Issued Shares subject to the Preemptive Right are not subscribed for by the other Shareholders.

             (c) In the event a Shareholder declines to subscribe for all or any part of his pro rata portion of any Newly Issued Shares which are subject to the Preemptive Right (the "Declining Preemptive Purchaser), then the other Shareholders shall have the right to subscribe for all (or any declined part) of the Declining Preemptive Purchaser's pro rata portion of such Newly Issued Shares (to be divided among the other Shareholders desiring to exercise such right on a ratable basis).

             (d) Any such Newly Issued Shares which none of the Shareholders elect to purchase in accordance with the provisions of this Article 5 may be sold by the Company within a period of three (3) months after the expiration of the Preemptive Acceptance Period to any other person or persons at not less than the price and upon other terms and conditions not less favorable to the Company than those set forth in the Preemptive Notice.

        5.2 CERTAIN EXEMPTIONS: TERMINATION

            The Preemptive Right shall not apply to the issuance or sale of any Newly Issued Shares (a) pursuant to stock option or stock purchase plans or agreements or other similar plans or agreements approved by the Board of Directors of the Company, (b) pursuant to the acquisition assets other than cash or marketable securities in consideration of the issuance of shares of Common Stock by the Company, or (c) pursuant to a public offering.

     6. AMENDMENT TO ARTICLE VIII

        Article VIII of the Agreement shall be amended to read as follows:

        The provisions of Article II, Article III, Article IV, and Article V shall become null, void, and of no further effect upon the effectiveness of a registration statement seeking registration of any of the securities of the Company for an initial public offering. However, the other provisions shall remain in full, force, and effect.

     7. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8. All other terms set forth in the Stockholders Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

WITNESSES

Attest:                                PURO WATER GROUP, INC.,
                                       a Delaware Corporation

                                       By: /s/ JACK C. WEST
-------------------------------           -----------------------------
                                           Jack C. West
Its Secretary                              Its Co-President
Hereunto Duly Authorized                   Hereunto Duly Authorized

                                       By: /s/ SCOTT LEVY
-------------------------------           -----------------------------
                                           Scott Levy
Its Secretary                              Its Co-President
Hereunto Duly Authorized                   Hereunto Duly Authorized

                                       /s/  JACK C. WEST
-------------------------------        --------------------------------
                                       Jack C. West

-------------------------------

                                       The Trust Under Article 16 of
                                       the Will of W. Palmer Dixon,
                                       for the Benefit of Palmer
                                       Dixon and The Trust Under
                                       Article 16 of the Will of W.
                                       Palmer Dixon, for the Benefit
                                       of Peter T. Dixon

                                       By: /s/ PETER T. DIXON
-------------------------------           -----------------------------
                                          Peter T. Dixon,
                                          Hereunto Duly Authorized
-------------------------------

                                       /s/ PETER T. DIXON
-------------------------------        --------------------------------
                                       Peter T. Dixon

-------------------------------

                                       /s/ SCOTT LEVY
-------------------------------        --------------------------------
                                       Scott Levy

-------------------------------

                                       /s/ BETH LEVY
-------------------------------        --------------------------------
                                       Beth Levy

-------------------------------
                                       THOMAS LIMITED PARTNERSHIP

                                       By: /s/ WILMER J. THOMAS Jr.
-------------------------------           -----------------------------
                                          Wilmer Thomas
                                          Hereunto Duly Authorized
-------------------------------

                                       EDBERG ASSOCIATES LIMITED PARTNERSHIP

                                       By: /S/ Stephen C. Edberg
-------------------------------        --------------------------------
                                          Stephen C. Edberg

-------------------------------

                                    FOURTH AMENDMENT TO
                                   STOCKHOLDERS AGREEMENT
                            (AMENDMENT RE: INITIAL PUBLIC OFFERING)

     FOURTH AMENDMENT TO STOCKHOLDERS AGREEMENT dated as of November 11, 1996 and entered into by and among Jack C. West of 3207 Victoria Drive, Mt. Kisco, New York 10549 ("West"), The Trust Under Article 16 of the Will of W. Palmer Dixon, for the Benefit of Palmer Dixon (the "Palmer Trust"), The Trust Under
Article 16 of the Will of W. Palmer Dixon, for the Benefit of Peter T. Dixon (the "Peter Trust"), Peter T. Dixon, individually ("Dixon"), of 79 East 79th Street, New York, New York 10021-0202 and Scott and Beth Levy of 32 Morewood Oaks, Port Washington, New York 11050 (together "Levy"), Wilmer Thomas of 272 Undermountain Road, Salisbury, Connecticut 06068 ("Thomas") and Edberg Associates Limited Partnership, a Connecticut Limited Partnership with an address of 356 Woodlane Lane, Orange, Connecticut 06477 ("Edberg", along with West, the Palmer Trust, the Peter Trust, Dixon, Levy and Thomas are hereinafter collectively referred to as the "Stockholders"), and PURO WATER GROUP, INC., formerly known as PURO CORPORATION OF AMERICA, a Delaware corporation (hereinafter the "Company").

                            W I T N E S S E T H:

     WHEREAS, the Company was incorporated under the laws of the State of Delaware on January 7, 1994; and

     WHEREAS, the total number of authorized shares of capital stock of the Company consists of ten million (10,000,000) shares of common voting stock, $.003125 par value (the "Common Stock" or the "Stock"); and

     WHEREAS, the Stockholders and the Company entered into that certain Stockholders Agreement dated as of January 28, 1994, as amended by that certain First Amendment to Stockholders Agreement dated as of October 16, 1995, that certain Second Amendment to Stockholders Agreement dated as of December 29, 1995 and that certain Third Amendment to Stockholders Agreement dated as of May 1, 1996 (the "Stockholders Agreement"); and

     WHEREAS, the Company intends to complete a public offering of some of the Stock; and

     WHEREAS, the Stockholders and the Company desire to amend said Stockholders Agreement pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual promises contained herein and of the mutual benefits to be gained by the performance thereof, the parties hereto do hereby agree as follows:

     1. Upon the effectiveness of a Registration Statement filed by the Company with the Securities and Exchange Commission registering shares of the Company's Stock, this Agreement shall terminate and shall be of no further force and effect.

     2. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

PURO WATER GROUP, INC.,
a Delaware Corporation                    Thomas Limited Partnership

By: /s/ Jack C. West                      By: /s/ Wilmer Thomas
    ---------------------------               ---------------------------
    Jack C. West                              Wilmer Thomas
    Its President                             Hereunto Duly Authorized
    Hereunto Duly Authorized

By: /s/ Scott Levy                        /s/ Jack C. West
    ---------------------------           -------------------------------
    Scott Levy                            Jack C. West
    Its Chief Executive Officer
    Hereunto Duly Authorized

The Trust Under Article 16 of             /s/ Scott Levy
the Will of W. Palmer Dixon,              -------------------------------
for the Benefit of Palmer                 Scott Levy
Dixon and The Trust Under
Article 16 of the Will of W.
Palmer Dixon, for the Benefit             /s/ Beth Levy
of Peter T. Dixon                         -------------------------------
                                          Beth Levy
By: /s/ Peter T. Dixon
    ---------------------------
    Peter T. Dixon
    Hereunto Duly Authorized

/s/ Peter T. Dixon
-------------------------------
Peter T. Dixon

Edberg Associates Limited Partnership

By: /s/ Stephen C. Edberg
    --------------------------
    Stephen C. Edberg


                                       3